                                                                 Exhibit 10.1.15

                               SERVICES AGREEMENT

                    ENTERED INTO THIS 15TH DAY OF JULY, 2004

         THIS SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 1st day of July, 2004 (the "Effective Date") by and among Ormat
Industries Ltd., an Israeli Public corporation with principal place of business at the Industrial Area, Yavne ("OIL"), and Ormat Systems Ltd., an Israeli
corporation with principal place of business at the Industrial Area, Yavne
("OSL").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, OIL and OSL have entered, into a purchase agreement dated as of the date hereof (the "PURCHASE AGREEMENT") pursuant to which OSL has agreed to purchase and assume from OIL, and OIL has agreed to sell and assign to OSL, certain assets and liabilities related to the Business (as defined in the
Purchase Agreement) all under the terms and subject to the conditions set forth therein; and

         WHEREAS, the parties to the Purchase Agreement agreed therein that OSL shall provide corporate, financial, secretarial and administrative services to
OIL as would be set forth in a services agreement; and

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Definitions. Unless otherwise expressly defined in this Agreement, any capitalized term used herein shall bear the meaning ascribed to it in the
       Purchase Agreement.

2.     The Services. For the purposes of this Agreement, the term "SERVICES"
       means corporate, financial, secretarial and administrative services as more fully set forth in SCHEDULE 2 attached hereto. The Services shall also include the use of office space and office equipment which is either owned or leased or used by OSL and which may be necessary from time to time for the provision of the Services.

       In addition, upon the request of OIL, to the extent that at the relevant time OSL employs the adequate personnel for such tasks, OSL shall provide to OIL engineering services related to the business of Opti Canada, Inc.
       and of Opti Technologies, BV (the "ENGINEERING SERVICES").

3.     Hire of Services.

       3.1  Effective upon the Effective Date and until this Agreement is terminated in accordance with its terms, OIL hereby retains OSL to perform and provide the Services and OSL undertakes to perform and provide the Services and the Engineering Services, if so required, to OIL.

       3.2  It is hereby agreed and clarified that the Services shall be subject to and supervised by the Board of Directors of OIL, or any person duly authorized by such Board of Directors.

       3.3  OSL undertakes to provide the Services hereunder which are typically performed by key officers, only through the persons listed in SCHEDULE 3.3, attached hereto (the "SERVICE PERSONNEL")
            or any amendment thereto effected pursuant to Section 3.4 below.

       3.4  The list of Service Personnel may be amended either (a) by OSL, provided the prior written consent of OIL for such amendment will have been obtained by OSL; or (b) by a written notice from OIL to
            OSL which shall be binding upon its receipt by OSL. It is hereby clarified that any amendment to the Service Personnel initiated by OIL shall not require any prior or subsequent OSL's approval and/or consent in any form whatsoever. Such decision of OSL or
            OIL to amend the list of Service Personnel, will be at the sole discretion of the board of directors of the respective company, without it being necessary to obtain the approval of the general meeting of the shareholders of the relevant company.

       3.5  Nothing in this Agreement shall prevent OIL from engaging any other persons and/or entities in connection with the Services provided that OSL shall not be liable or responsible in any manner for any loss, damage, liability, expense, claim, etc. to
            OIL as a result of any such other person or entities providing
            Services.

4.     Acceptance by OSL. OSL hereby accepts the engagement set forth in Section
       2 above and agrees to render the Services to OIL in accordance with the terms and conditions of this Agreement and further agrees to provide for the benefit of OIL its best judgment, efforts and skill in rendering its
       Services under this Agreement.

5.     Consideration. For all Services to be provided by OSL to OIL hereunder throughout the term of this Agreement: OIL shall pay to OSL monetary consideration of US$ Ten Thousand (10,000$) per month (the "MONTHLY
       FEES") and all out of pocket expenses borne by OSL with respect to the
       Services rendered hereunder. In addition, OIL shall pay OSL in consideration for the Engineering Services a fee equal to the cost of such services to OSL plus 10% (the "ENGINEERING FEES"), as well as any other out of pocket expenses borne by OSL with respect to such services. For the purpose of this section, "cost" of Engineering
       Services shall be based on salaries and other benefits paid by OSL to those employees of OSL through whom such Engineering Services are provided to OIL, calculated in proportion to the actual time spent for the provision of said services.

       On each anniversary of this Agreement, commencing 12 months from January
       1, 2005, the Monthly Fees shall be increased by the rate of increase in the CPI in Israel during the previous 12 months period plus 10% (of such increase).

       OIL shall pay to OSL the Monthly Fees, the Engineering Fees and out of
       pocket expenses, as set forth above, on a monthly basis, until the fifteenth day of each month with respect to the previous month. Any payment hereunder shall be paid together with VAT at the applicable rate added to the fees mentioned above and be made by wire transfer to OSL's bank account, the details of which shall be provided to OIL by OSL in writing, as may be amended from time to time.

6.     Term and Termination. This Agreement shall continue in effect from the
       Effective Date through and including December 31, 2009 (the "INITIAL
       PERIOD") and shall automatically renew for an unlimited number of successive one (1) year renewal periods thereafter (each, a "RENEWAL
       PERIOD"), unless (i) OIL provides written notice to the other that it elects to terminate this Agreement, which such written notice must be given not less than one hundred and eighty (180) days prior to the expiration of the Initial Period or any Renewal Period, as the case may be; (ii) either OIL or OSL provides written notice to the other that it elects to immediately terminate this Agreement if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceedings under any bankruptcy or insolvency law, voluntarily or otherwise, in which case the notifying party may regard the other party as in default under this Agreement; (iii) a party hereto is in breach of, or default under, this Agreement, and the other party serves a thirty (30) days' written termination notice to the breaching party. Said notice shall become effective at the end of such period, unless during said period the breaching party shall cure such breach or default. In the event of such termination, the non-breaching party shall have all rights and remedies available at law or in equity.

7.     Insurance. OSL hereby undertakes that immediately following the signing of this Agreement, a Directors and Officers' insurance policy shall be procured for any persons listed on the Service Personnel list, as shall be amended from time to time, in the minimum amount of US$ Five Million
       ($5,000,000), per incident and per period, and that such insurance policy shall be maintained effective with respect to each person so insured, for at least until seven years following the termination of such person's employment with OSL. OSL shall either execute such undertaking by procuring such insurance policy on its own account or by ensuring such coverage as part of a D&O insurance policy obtained by any of its parent companies.

8.     Confidentiality. Each party recognizes that it and its officers, directors, employees and agents may obtain knowledge of the trade secrets and other confidential information of the other party which is valuable, special or unique to the continued business of that party.
       Accordingly, each party agrees to hold such information in confidence and to use its best efforts to ensure that such information is held in confidence by its officers, directors and employees. Notwithstanding the foregoing, each party may make such disclosure to outside parties as may be necessary to comply with applicable governmental laws, rules, and regulations and judicial orders or if any confidential information is or was in the public domain or generally available to the public through no unauthorized act or omission of the disclosing party. The parties acknowledge that each party's confidential information represents unique and valuable assets.

9.     OSL as Independent Contractor. OSL and its employees shall, for all purposes of this Agreement, be deemed to be an independent contractor and not an agent or employee of the OIL and, except as otherwise expressly provided herein and/or authorized by the Board of Directors of OIL, shall have no authority to act for or to represent OIL or otherwise to be deemed an agent of OIL.

10.    Binding Effect; Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal
       representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives. This Agreement may not be assigned by either party without the prior written consent of the other party. Any attempted assignment in violation of this Section 10 shall be null and void.

11.    Counterparts; Signatures; Titles and Headings. This Agreement may be
       executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. This Agreement shall be deemed executed and delivered upon the delivery of original signed copies, or facsimile copies containing telecopied signatures, to each other party hereto. The headings in this
       Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.    Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without reference to choice of law principles thereof, and the parties agree to exclusively submit to the jurisdiction and venue of Israel and the courts of Tel-Aviv-Jaffa, Israel.

       Each Party hereto waives any claim of consequential damages from the other unless: (a) the foreseeability of such damages at the time of the contract; and (b) the amount of such damages are proven by clear and convincing evidence.

       Each party hereto hereby waives any claim to punitive, multiplied or exemplary damages from the other.

       It is hereby clarified that in case the first paragraph of this Section
       12 is found, by a court of competent jurisdiction, to be unenforceable or otherwise invalid, each party hereto waives its right to trial of any issue by jury.

13.    Warranty. This Services Agreement is entered into on an "AS IS" basis without a warranty of any kind. All express or implied representations and/or warranty, including without limitation any implied warranty, are hereby excluded. The entire risk as to the quality of Services is borne by OIL.

14.    Severability. If any provision of this Agreement shall be determined by any court of competent jurisdiction (or any other agreed-upon dispute resolving body) to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the fullest extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

15.    Notices. Except as otherwise provided herein, all notices shall be in writing and shall be effective upon receipt, if delivered personally or if mailed by overnight courier, postage prepaid, or upon generation of a confirmation if sent by facsimile (provided that such transmission is followed by mailing of a conforming copy) to the parties at their addresses set forth in the first paragraph of this Agreement or such other address as subsequently may be specified in writing by a party to the other parties.

16.    No Strict Construction; Interpretation. The parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto and their respective legal counsel, and shall not be strictly construed against any party as a result of the party drafting any given provision hereof. Unless otherwise indicated to the contrary herein by the context or use thereof, (a) the words "herein," "hereto," "hereof," and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or paragraph hereof, (b) words importing the masculine gender shall include the feminine and neutral genders and vice versa, and (c) words importing the singular shall include the plural and vice versa.

17.    Entire Agreement; Modification and Waiver. Except for the agreements specifically referenced in or contemplated by this Agreement, this
       Agreement constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings between them with respect to such matters. This Agreement may be amended or modified only by a writing signed by the party against whom enforcement of such amendment or modification is sought. Any of the terms or conditions of this
       Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions. No waiver of any provisions of this Agreement or of any rights or benefits arising hereunder shall be deemed to constitute or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day first above written.

ORMAT INDUSTRIES LTD

By: /s/ Lucien Y. Bronicki
    ----------------------------------
    Name: Lucien Y. Bronicki
    Title: Chairman of the Board

ORMAT SYSTEMS LTD

By: /s/ Etty Rosner
    ----------------------------------
    Name: Etty Rosner
    Title: V.P. Contract Administrator

                                  SCHEDULE 2

SERVICES PROVIDED BY OSL TO OIL:

OSL will provide corporate, financial, secretarial and administrative services to OIL which shall encompass, among other, the following detailed services:
Corporate executive and statutory services providing personnel to fulfill the statutory positions required by law for public entities, all bookkeeping and accounting services, public and investment relations services, management of assets, obligations, liabilities, corporate reporting requirements, any administrative functions and services required to maintain a public entity.

                                  SCHEDULE 3.3

SERVICE PERSONNEL:

Lucien Y. Bronicki - Chairman of the Board of Directors

Yehudit Bronicki - Managing Director and Director

Lisa Kidron - Chief Financial Officer

Etty Rosner - Corporate Secretary

Amit Gorka - Controller Moti Katz - Head Bookkeeper

Accounting, treasury and secretarial staff - as required